UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2012

Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cintas Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on October 16, 2012.  As disclosed in the Company's proxy statement for the Annual Meeting, pursuant to the Company's retirement policy, David C. Phillips retired as a director of the Company immediately following the Annual Meeting on October 16, 2012.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting:

Item No. 1:    Election of nine directors:

Name	Shares For	Shares Against	Abstentions	Broker Non- Votes
Gerald S. Adolph	109,465,319	118,670	348,275	5,190,268
John F. Barrett	109,404,797	190,680	336,787	5,190,268
Melanie W. Barstad	109,242,884	352,972	336,408	5,190,268
Richard T. Farmer	105,923,955	3,673,138	335,171	5,190,268
Scott D. Farmer	109,335,174	261,928	335,162	5,190,268
James J. Johnson	109,410,377	185,987	335,900	5,190,268
Robert J. Kohlhepp	105,630,873	3,965,738	335,653	5,190,268
Joseph Scaminace	107,956,525	1,639,453	336,286	5,190,268
Ronald W. Tysoe	101,915,506	7,680,469	336,289	5,190,268

Item No. 2:    Advisory resolution on named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
100,384,448	9,120,120	427,696	5,190,268

Item No. 3:    Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013.

For	Against	Abstain
113,817,725	929,999	374,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: October 17, 2012	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer